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                                                                Exhibit 10.7

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           LETTER AMENDMENT TO THE OMEGA INTERFERON LICENSE AGREEMENT

BioMedicines, Inc.
1301 Marina Village Parkway
Suite 200
Alameda, CA  94501
U.S.A.

                                                                21 February 2000

Dear Sirs:

Under an Agreement dated July 17, 1998, Boehringer Ingelheim International GmbH ("BII") has granted BioMedicines, Inc. ("BMI") certain rights to formulations of Omega Interferon (the "Agreement") and BMI is commencing clinical trials with one such formulation. This letter Amendment is to confirm the agreement between BII and BMI to more specifically define the rights granted in relation to new dosage forms and indications.

Therefore, BII and BMI hereby agree as follows:

A. Definitions: All capitalised items not otherwise defined in this letter Amendment shall have the meaning given to them in the Agreement.

B. Section 1.3 is amended to read as follows: "1.3 "FIELD" shall mean the treatment of humans by the administration of Licensed Product for diseases, disorders, conditions and the like except multiple sclerosis."

C. Section 1.6 is amended to read as follows: "1.6 "LICENSED PRODUCT" shall mean one or more pharmaceutical products initially developed by BII and containing Omega Interferon (which is described more fully in Appendix A), including all such products suitable for administration [ * ] whether or not initially developed by BII, and for use in the Field, including new formulations, if any, developed by BII or BMI after the Effective Date."

D. A new Section 2.4 is added as follows: "2.4 BII agrees to inform BMI in advance before BII grants rights to any [ * ] of Omega Interferon to any third party and to discuss any possible conflict between BMI and such third party. BII agrees to exclude the indications [ * ] from any such rights granted to a third party. Any agreement between BII and such third party will provide for a fair compensation to BMI in the event such third party benefits from [ * ] at BMI's expense under the R&D Agreement."


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E.       The beginning of the first sentence of Section 5.2.3 is amended to read as follows: "5.2.3 "RIGHTS OF FIRST REFUSAL" Within thirty (30) days after receiving from BMI the final clinical trial report for one of the clinical studies described in Appendix D..."

         The definition of "Reversion Terms" in Section 5.2.3 is extended by adding a new sentence as follows: "Reversion Terms" shall also apply to development of the [ * ] referred to in Section 5.2.4 (new) and the [ * ] referred to in Section 5.2.5 (new) as the case may be."

F.       New Sections 5.24. and 5.2.5 are added:

         "5.2.4 "[ * ]" If BMI develops an [ * ] of Licensed Product, than within thirty (30) days after receiving from BMI both the final preclinical report for a study reporting the results of [ * ] testing in an [ * ] of Omega Interferon and the results of one of the clinical trials pursuant to Section 5.2.3, BII shall inform BMI in writing whether it wishes to negotiate the reversion of some or all of the rights granted to BMI under this Agreement in the countries of the Territory except for countries where BMI has granted a Sublicense under Clause 5.2.2. If BII does so wish, then both BMI and BII agree to negotiate in good faith for no more than an additional sixty (60) days the Reversion Terms. Until the expiration of this sixty (60) day period, BMI may not conclude a Sublicense agreement with any third party except for countries in Asia pursuant to Section 3.2. Discussions shall then continue as described in paragraphs 2 and 3 of Clause 5.2.3."

         "5.2.5 "[ * ]" If BMI develops a [ * ] for Licensed Product, then within thirty (30) days after receiving from BMI both the final [ * ] report referred to in Appendix F and the results of one of the clinical trials pursuant to Section 5.2.3, BII shall inform BMI in writing whether it wishes to negotiate the reversion of some or all of the rights granted to BMI under this Agreement in the countries of the Territory except for countries where BMI has granted a Sublicense under Clause 5.2.2. If BII does so wish, then both BMI and BII agree to negotiate in good faith for no more than an additional sixty (60) days the Reversion Terms. Until the expiration of this sixty (60) day period, BMI may not conclude a Sublicense agreement with any third party except for countries in Asia pursuant to Section 3.2. Discussions shall then continue as described in paragraphs 2 and 3 of Clause 5.2.3.".

G. Section 5.3 is revised as follows: "5.3 "ONE-TIME RIGHTS" Both BII and BMI agree that the reversion rights described in Section 5.2.3, 5.2.4 and 5.2.5 shall be "one-time" rights only and shall expire following the earliest of the following independent and mutually exclusive events:

                             a. the decision by BII to decline to review the report regarding one of the clinical studies of Appendix D or the preclinical reports of Sections 5.2.4 or 5.2.5 as the case may be; or

                             b. the end of the thirty (30)-day period referred to in Section 5.2.3, 5.2.4 or 5.2.5 as the case may be but then if, and only if, BII has not yet

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                                 informed BMI in writing of BII's wish to
                                 negotiate Reversion Terms; or

                             c. the end of the sixty (60)-day negotiation period referred to in Section 5.2.3, 5.2.4 or
                                 5.2.5 as the case may be but then if, and only if, BII and BMI have not yet agreed on said Reversion Terms."

H. A new sentence is added at the end of Section 6.2: "The obligation to provide such written reports shall also apply to [ * ] of Omega Interferon developed by BMI during the term of this Agreement."

I. Wherever the word "trial" appears in Section 7.1., 7.2 and 7.3 it is replaced by the word "trials."

J. The second sentence of Section 7.4 is amended to read as follows: "BII through its Affiliate BI Austria (formerly Bender and Co. GmbH) or BI Pharma KG, agrees to supply BMI at mutually agreed intervals, to be laid down in the R&D Agreement, additional [ * ] of Licensed Product or matching Placebo subject for each batch of [ * ] to the stability and release for clinical trials of the Omega Interferon drug substance batches which were available at BI Austria on the Effective Date."

K.       New Sections 7.6 and 7.7 are added:

         "7.6 "BULK DRUG SUBSTANCE." BII shall supply to BMI [ * ] of Omega Interferon bulk substance. BMI agrees to use such bulk substance exclusively for [ * ] as described in Appendix E and a [ * ] as described in Appendix F. BMI acknowledges that this bulk drug substance has not been released for use in humans."

         7.7 "ADDITIONAL SUPPLIES OF BULK DRUG SUBSTANCE." One completion of the [ * ] studies described in Appendices E and F and the clinical trials in Appendix D, BMI will inform BII in each case of its interest in proceeding with the development of each [ * ] BMI shall inform BII on the proposed changes with respect to bulk drug substance and final [ * ] supply requirements, based on the results from such studies. Within sixty days upon receiving such information BII or BI Pharma KG shall prepare a proposal on further drug supply for the support of clinical trials. If appropriate, BMI shall negotiate with BII or BI Pharma KG in good faith the terms for BII or BI Pharma KG to supply BMI with committed quantities of bulk drug substance and drug product for further development. BMI and BI Pharma KG will also agree on a new project plan and on the conditions of supply in terms of feasibility, time, costs and workscope to be laid down as an Amendment to the R&D Agreement. Notwithstanding the second paragraph of Section L, BMI and BI Pharma KG will also agree to the terms for the transfer of BI Pharma KG's rights and obligations to manufacture sustained release injectable drug product to BMI and/or a third party.

L. A new Section 7.8 is added as follows: "7.8 "[ * ]." Within sixty (60) days after BMI has provided BII with all relevant information regarding its plans for development of a [ * ] including product requirements, expected market size and manufacturing technology, the

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         Parties will negotiate in good faith the basic terms of a supply agreement including prices for commercial supplies, minimum orders, reserved capacity at BII and commitments to purchase by BMI. A detailed supply agreement will be concluded at the latest [ * ] prior to the launch of each Licensed Product.

         At its sole discretion, BI Pharma KG may decide to exercise its rights to manufacture [ * ] under Section 9 of the R&D Agreement by describing the CMC information for regulatory submissions in the form of a master file. BMI agrees to ensure that such BI Pharma KG rights are acknowledged in any BMI agreements with third parties on the development of new dosage forms."

M. Appendix D is updated and consists of the 3 BMI protocols dated 19.04.1999, 15.09.1999 and 18.09.1999.

N.       Two new Appendices are added:

                  "E.      Development of [ * ]

                  F.       Development of [ * ]"

Best regards
Boehringer Ingelheim
International GmbH
pps.



/s/ Dr. D. Mitchard

Dr. C. Hauke Dr. D. Mitchard





Please acknowledge your agreement to the above letter Amendment by signing below where indicated.

BioMedicines, Inc.



By: /s/ S M Moran
    --------------

Name: SM Moran, M.D.
      --------------

Title: Chief Executive Officer
       -----------------------
[ * ]CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

         24 FEBRUARY 2000

[ * ]CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
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                                   APPENDIX E

                               [ * ] RESEARCH PLAN



BioMedicines, Inc. (BMI) and [ * ] have executed an agreement to explore the feasibility of developing an [ * ] of omega interferon. [ * ] will utilize patented technology to [ * ] to produce [ * ]:

[ * ]

After generating up to [ * ] representative [ * ] will be examined with the BM8233 commercial assay for quantitating omega interferon. BMI will supply the assay and methodology. [ * ] will establish the assay in its facilities.

In addition, these [ * ] will be assayed for bioactivity. Currently, the two companies intend to develop the A549-EMCV bioassay utilizing cells and virus obtained from the U.S. ATCC and methods to be developed by the two companies. It is anticipated, however, that the assay system will be established in a Biohazard 3 capable laboratory extrinsic to both companies. The most probable sites are [ * ]. Final selection of a bioassay laboratory will be made at a later date.

If a suitable [ * ] can be identified which is both [ * ], the molecule will be [ * ] to permit testing of [ * ]. Currently, [ * ] is utilizing a rodent model developed collaboratively with [ * ]. In addition, BMI is now negotiating with [
* ].

The overview described above is necessarily brief and will be expanded during the course of detailed planning and execution. Subsequent, more detailed plans can be made available as they are developed. Currently, [ * ] and BMI expect to pursue the activity-timetable shown on the following page.


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                            [ * ] ACTIVITY TIMETABLE

[ * ]


[ * ]CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                   APPENDIX F

                               [ * ] RESEARCH PLAN

Bio-Medicines, Inc. (BMI) and [ * ] have a non-binding agreement to explore the [ * ] of omega interferon. [ * ] will utilize patented technology to produce both a [ * ].

[ * ] has certain rights under license from the Alza Corporation. Currently the [ * ] to develop a [ * ] will need to be obtained from [ * ]. BMI and [ * ] have agreed upon a structure for the [ * ] and subsequent commercialization duties and rewards, if any, for the [ * ].

The two companies have agreed in principle that a formal proposal will be made to [ * ] once it is established that the [ * ] can be executed. BMI will provide [ * ] and conduct the appropriate [ * ]. [ * ] will be responsible for developing a [ * ] that is compatible with [ * ], will be responsible for [ * ] will be conducted [ * ] to include a maximum of [ * ] will be the responsibility of BMI. The principal goal will be to determine if omega [ * ].

The overview described above is necessarily brief and will be expanded during the course of detailed planning and execution. Subsequent, more detailed plans can be made available as they are developed. Currently, [ * ] and BMI expect to pursue the activity-timetable shown on the following page.

[ * ]CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                            [ * ] ACTIVITY TIMETABLE

[ * ]


[ * ]CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.